EXHIBIT 3.1 - ARTICLES OF INCORPORATION, WITH AMENDMENTS
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DEAN HELLER                           CERTIFICATE OF          FILED # C7442-01
Secretary of State                      AMENDMENT             JUN 04, 2002
101 North Carson Street, Suite 3                              In The Office Of
Carson City, Nevada 89701-4786                                /s/ Dean Heller
(775) 684-5708                    (Pursuant to NRS 78.385     DEAN HELLER
                                        and 78.390)           secretary of state

             Important: Read attached instructions before completing
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              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                            -  Remit in Duplicate  -

1.   Name of Corporation:      Commercial Tire Casing Services, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     Article 1 - NAME has been amended to reflect a name change from Commercial Tire Casing Services, Inc. to "Mobile Tire Renew (International), Inc."

3. The vote by which stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 100%.

4.   Officer Signature (Required):


 /s/ Garry Drisdelle
-----------------------------------         -----------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include and of the above information and remit the proper fees may cause this filing to be rejected.





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DEAN HELLER                            CERTIFICATE OF         FILED # C7442-01
Secretary of State                       AMENDMENT            JUN 19, 2001
101 North Carson Street, Suite 3                              In The Office Of
Carson City, Nevada 89701-4786                                /s/ Dean Heller
(775) 684-5708                    (Pursuant to NRS 78.380)    DEAN HELLER
                                                              secretary of state

             Important: Read attached instructions before completing
--------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                            -  Remit in Duplicate  -

1.   Name of Corporation:           Global visions, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     Article 1 - NAME has been amended to reflect a name change from Global Visions, Inc. to Commercial Tire Casing Services, Inc.

3.   The undersigned declare that they constitute at least two-thirds of the
                                                     ----------------
incorporators. (check) ___, or of the board of directors. (check) X
--------------                        -------------------        ---

4. The date upon which the original articles of incorporation were filed with the Secretary of State: March 16, 2001

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.   Signatures:

                                             /s/ Douglas Bolen
-----------------------------------         -----------------------------------
Signature                                   Signature

IMPORTANT: Failure to include and of the above information and remit the proper fees may cause this filing to be rejected.












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                                                          FILED # C7442-01
                                                                  --------
                                                           Mar 16, 2001
                                                            In the Office of
                                                           /s/ Dean Heller
                                                  Dean Heller Secretary of State

                          ARTICLES OF INCORPORATION OF
                          ----------------------------
                              GLOBAL VISIONS, INC.
                              --------------------

                                ARTICLE I - NAME

     The name of the corporation is Global Visions, Inc.

                     ARTICLE II - RESIDENT AGENT AND ADDRESS

     The name and address of the initial resident agent:

               Pacific Corporate Services, Inc.
               3110 E. Sunset Road, Suite H-1
               Las Vegas, Nevada, 89120

                               ARTICLE III - STOCK

     The corporation is authorized to issue 50,000,000 shares of common stock with a par value of $0.001/share.

                          ARTICLE IV - GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial director is:

               Douglas N. Bolen
               1188 Quebec Street, Suite 2103
               Vancouver, BC, Canada, V6A 4B3

                            ARTICLE VI - INCORPORATOR

     The incorporator signing these Articles of Incorporation is:

               Shawn Christopher
               3110 E. Sunset Rd., Ste. H-1
               Las Vegas, Nevada, 89120

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

     No Director or Officer of the corporation shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a Director of Officer involving any act or omission of any such Director or Officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer for acts or omissions which involve violation of criminal law or the payment or distributions in violation of N.R.S.
78.300. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal of modification.



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     The undersigned incorporator has executed these Articles this 7th day of
March, 2001.

                                       /s/ Shawn Christopher
                                       -----------------------------------
                                       Shawn Christopher


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
----------------------------------------------------------

     Pacific Corporate Services, Inc. hereby accepts appointment as Resident Agent for the above named company.

Dated:     3/7/2001                    /s/ Shawn Christopher
         -------------------           -----------------------------------
                                       Pacific Corporate Services, Inc.
                                       Shawn Christopher, President on behalf of
                                       Pacific Corporate Services, Inc.









































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